UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAFETY SHOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-2455880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of Principal Executive Offices) (Zip Code)

2022 Equity Incentive Plan

2021 Equity Incentive Plan

2020 Equity Incentive Plan

(Full title of the plans)

Jarrett Boon

Chief Executive Officer

Safety Shot, Inc.

1061 E. Indiantown, Suite 110

Jupiter, FL 33477

(Name and address of agent for service)

(561) 244-7100

(Telephone number, including area code, of agent for service)

It is requested that copies of notices and communications from the Securities and Exchange Commission be sent to:

Arthur Marcus, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Safety Shot, Inc., a Delaware corporation (the “Company”) relating to (i) 1,252,964 shares of common stock, $0.001 par value per share (the “Common Stock”), pursuant to, or upon exercise of, awards that have been granted or may be granted under our 2022 Equity Incentive Plan; (ii) 925,000 shares of Common Stock pursuant to, or upon exercise of, awards that have been granted or may be granted under our 2021 Equity Incentive Plan; (iii) 122,430 shares of Common Stock pursuant to, or upon exercise of, awards that have been granted or may be granted under our 2020 Equity Incentive Plan; and (iv) 132,660 shares of Common Stock issuable upon the exercise of the options that have been issued to the employees under certain employment agreements (collectively the “Agreements”) prior to the Company becoming public and the adoption of the above mentioned incentive plans.

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers, employees, consultants and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the selling stockholders pursuant to equity awards, including stock options and restricted stock grants, granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

As specified in General Instruction C of Form S-8, until such time as we meet the registrant requirements for use of Form S-3, the number of shares of Common Stock to be offered by means of this reoffer prospectus, by each of the selling security holders, and any other person with whom he or she is acting in concert for the purpose of selling our shares of Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The Company will provide each recipient of a grant (the “Recipients”) under the 2022 Equity Incentive Plan, the 2021 Equity Incentive Plan, the 2020 Equity Incentive Plan (collectively the “Plans”) and the Agreements with documents that contain information related to the Plans and the Agreements, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of Common Stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus) and other documents required to be delivered to eligible employers, non-employee directors and consultants pursuant to Rule 428(b) are available without charge by contacting:

Jarrett Boon

Chief Executive Officer

Safety Shot, Inc.

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(561) 244-7100

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REOFFER PROSPECTUS

SAFETY SHOT, INC.

Up to 2,433,054 Shares of Common Stock

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 2,433,054 shares (the “Shares”) of our common stock, $0.001 par value per share (the “Common Stock”) by certain security holders identified herein in the section titled “Selling Securityholders”. Such shares may be acquired in connection with common underlying options issued under the Plans and the Agreements. You should read this reoffer prospectus carefully before you invest in our Common Stock.

Such resales shall take place on NASDAQ, or such other stock market or exchange on which our Common Stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 9 of this reoffer prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Securityholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering our shares of Common Stock under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this reoffer prospectus. The Selling Securityholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our Common Stock is quoted on NASDAQ under the symbol “SHOT” and the last reported sale price of our Common Stock on June 25, 2024 was $1.04 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this reoffer prospectus is July 2, 2024

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SAFETY SHOT, INC.

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Except where the context otherwise requires, the terms, “we,” “us,” “our” or “the Company,” refer to the business of Safety Shot, Inc., a Delaware corporation and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus and the documents and information incorporated by reference in this reoffer prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this reoffer prospectus and the documents and information incorporated by reference in this reoffer prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance.

Information regarding market and industry statistics contained in this reoffer prospectus, including the documents that we incorporate by reference, is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. Except as required by U.S. federal securities laws, we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

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PROSPECTUS SUMMARY

The Securities and Exchange Commission (the “Commission”) allows us to ‘‘incorporate by reference’’ certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this reoffer prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede the information disclosed in this reoffer prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this reoffer prospectus shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or in any other document that also is or is deemed to be incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus. You should read the following summary together with the more detailed information regarding our company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this reoffer prospectus or incorporated herein by reference.

Our Company

Overview

Safety Shot Inc. (NASDAQ: SHOT) was formerly known as Jupiter Wellness Inc. In August 2023, the Company successfully completed the asset purchase of the functional beverage Safety Shot from GBB Drink Lab, Inc. (“GBB”), thereby gaining ownership of various assets, including the intellectual property, trade secrets, and trademarks associated with its dietary supplement Safety Shot Beverage (the “Safety Shot Beverage”). Concurrently with the asset purchase, the Company changed its name to Safety Shot, Inc. and changed its NASDAQ trading symbol to SHOT. The Company launched its e-commerce sale of the Safety Shot Beverage in December 2023.

The Safety Shot Beverage has been formulated to reduce the accumulation of blood alcohol. Noteworthy is the fact that the Safety Shot Beverage comprises 28 active ingredients, all falling under the Generally Regarded As Safe (GRAS) category. Under sections 201(s) and 409 of the Federal Food, Drug, and Cosmetic Act (the Act), any substance that is intentionally added to food is a dietary supplement, that is subject to premarket review and approval by FDA, unless the substance is generally recognized, among qualified experts, as having been adequately shown to be safe under the conditions of its intended use, or unless the use of the substance is otherwise excepted from the definition of a dietary supplement.

It’s crucial to note that the Safety Shot Beverage is currently manufactured in a facility adhering to Good Manufacturing Practices (GMP), ensuring the highest standards of quality and safety throughout its production process. The Company currently maintains a workforce comprising eight full-time employees of its own.

Specializing in Consumer Packaged Goods, our focus centers on the commercialization of a 12-ounce beverage positioned as a dietary supplement. Beyond our existing product, we are actively pursuing a future product line, including a convenient powdered stick pack version. This strategic expansion aligns with our corporate vision to address evolving consumer demands, positioning the Company in the market for dietary supplements. We believe that this initiative not only enriches our product portfolio but also emphasizes our dedication to innovation and adaptability, catering to the discerning preferences of health-conscious consumers. The Company intends to continue its current product lines, except for its products which contain CBD, which the Company no longer sells. Our product pipeline also includes a diverse range of products, such as hair loss treatments, vitiligo solutions, and sexual wellness products, that cater to different health and wellness needs and our commitment to supporting health and wellness by developing innovative solutions to a range of conditions but will focus our efforts on the commercialization of the Safety Shot Beverage.

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The Safety Shot Beverage has established a development infrastructure that the Company believes fits with its existing over-the-counter and prescription-grade health and wellness products.

To achieve our mission, we rely on our team of highly skilled and experienced professionals who are committed to advancing our vision of health and wellness. Our team includes individuals with scientific backgrounds, an experienced researcher, product developers, and business experts who collaborate to create new products and enhance existing ones. We also seek to partner with industry leaders and organizations to gain access to the latest technologies and expand our reach.

We generate revenue through various channels, our primary sales include our “nostingz” suncare products which are sold through e-commerce platforms, licensing revenues from Photocil and sales of the Safety Shot Beverage. Photocil is currently sold in India through a licensing agreement. We received FDA approval of our labelling and composition to sell Photocil as an OTC product in the US and plan to relaunch the product in the US in the fourth quarter of 2024 through e-commerce channels. Safety Shot Beverage is currently sold through e-commerce and social media platforms. Additionally, we are collaborating with other companies to license our intellectual property, to create additional revenue streams and expand our global presence. At present, we do not experience concentration risk or dependence on major customers.

We maintain a diverse network of raw material suppliers integral to our production processes. Acquisition strategies encompass both direct procurement and collaborative efforts with our co-packers. The selection of suppliers is contingent upon various factors, including ingredient specificity, availability, and other essential considerations. Notably, these suppliers coincide with those currently providing materials to other facilities engaged in the manufacturing of drinks, powders, tablets, and capsules. Our roster of suppliers comprises reputable entities such as Jiaherb, Compound Solutions, Kyowa-Hakko, Mitsubishi Ingredients, Nura, Sensapure Flavors, Brenntag, E3 Ingredients, Ingredients Online, among others. This strategic alliance with established industry players underscores our commitment to sourcing high-quality raw materials essential for the production of our innovative product line. Furthermore, our approach to supplier relationships reflects a dedication to maintaining a seamless and reliable supply chain. We believe that this not only ensures the consistency of our current offerings but also positions us favorably for future developments. The Management believes that as we continue to expand our product portfolio, we believe that these partnerships with trusted suppliers play a pivotal role in upholding the standards that we expect of our brand.

As a result of recent changes to the laws governing CBD products, as well as the declining popularity of CBD products, the Company no longer markets or sells any CBD products. The Company hopes to find a suitor or partner to dispose of its CBD related assets but has not entered into any agreements to do so.

Organizational History

Safety Shot, Inc. was originally incorporated in the State of Delaware on October 24, 2018. Our principal business address is 1061 E. Indiantown Rd #110, Jupiter, FL 33477.

The Offering
Outstanding Common Stock:	52,015,949 shares of our Common Stock are outstanding as of June 25, 2024.

Common Stock Offered:	Up to 2,433,054 shares of Common Stock for sale by the selling securityholders (which include our executive officers and directors) for their own account pursuant to the Plans.

Selling Securityholders:	The selling securityholders are set forth in the section titled “Selling Securityholders” of this reoffer prospectus on page 8.

Use of proceeds:	We will not receive any proceeds from the sale of our Common Stock by the selling securityholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the Plans and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

Nasdaq trading symbol:	SHOT

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information.”

USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the Selling Securityholders listed herein (which includes our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our Common Stock. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Securityholders” and “Plan of Distribution.”

SELLING SECURITYHOLDERS

We are registering for resale the shares covered by this reoffer prospectus to permit the Selling Securityholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this reoffer prospectus to resell the shares when and as they deem appropriate. The Selling Securityholders acquired, or may acquire, these shares from us pursuant to the Plans. The shares may not be sold or otherwise transferred by the Selling Securityholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the Plans. The Selling Security Holders may resell all, a portion, or none of the shares of common stock from time to time.

The following table sets forth:

●	the name of each Selling Securityholder;

●	the number and percentage of shares of our Common Stock that each Selling Securityholder beneficially owned as of June 25, 2024 prior to the offering for resale of the shares under this reoffer prospectus;

●	the number of shares of our Common Stock that may be offered for resale for the account of each Selling Securityholder under this reoffer prospectus; and

●	the number and percentage of shares of our Common Stock to be beneficially owned by each Selling Securityholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Securityholder).

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Information with respect to beneficial ownership is based upon information obtained from the Selling Securityholders. Because the Selling Securityholders may offer all or part of the shares of Common Stock, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of shares in the column “Number of Shares Being Offered” represents all of the shares of our Common Stock that each Selling Securityholder may offer under this reoffer prospectus. We do not know how long the Selling Securityholders will hold the shares before selling them or how many shares they will sell. The shares of our Common Stock offered by this reoffer prospectus may be offered from time to time by the Selling Securityholders listed below. We cannot assure you that any of the Selling Securityholders will offer for sale or sell any or all of the shares of Common Stock offered by them by this reoffer prospectus.

	Number of Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being	Number of Shares Beneficially Owned After Offering (2)
Securityholders	Number	Percent (%)	Offered	Number	Percent (%)
Dr. Hector Alila	99,990	0.18%	99,990	-	-
Christopher Melton	141,000	0.26%	116,000	25,000	0.05%
Nancy Kaufman	95,000	0.17%	95,000	-	-
Rich Miller	510,600	0.89%	485,600	25,000	0.05%
Douglas McKinnon	1,181,464	2.17%	1,086,464	95,000	0.17%
Markita Russell	25,000	0.05%	25,000	-	-
George Hall	25,000	0.05%	25,000	-	-
Gary Herman	100,000	0.09%	100,000	-	-
Fani Skender	100,000	0.09%	100,000	-	-
Markita Russell	100,000	0.09%	100,000	-	-
Paul Jones	50,000	0.18%	100,000	-	-
Zachary Greave	50,000	0.18%	100,000	-	-
Michelle Basantes	25,000	0.05%	50,000	-	-
George Hall	25,000	0.05%	50,000	-	-

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Securityholder has sole or shared voting power or investment power and also any shares which the Selling Securityholder has the right to acquire within 60 days. Applicable percentage ownership is based on 52,015,949 shares of Common Stock outstanding as of June 25, 2024.

(2)	Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Securityholders prior to the termination of this offering. Because the Selling Securityholders may sell all, some or none of their shares of Common Stock or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares of Common Stock that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Securityholder will own upon completion of this offering.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this reoffer prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this reoffer prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this reoffer prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this reoffer prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

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The Shares offered by this reoffer prospectus may be sold from time to time to purchasers:

●	directly by the Selling Stockholders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this reoffer prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NASDAQ;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

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The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this reoffer prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this reoffer prospectus. In addition, any Shares covered by this reoffer prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered by this reoffer prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Safety Shot, Inc. as of December 31, 2023 and 2022, included in our annual report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference, have been audited by M&K CPAS, PLLC, independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference given on the authority of such firm as experts in accounting and auditing

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this reoffer prospectus and any information that we file subsequent to this reoffer prospectus with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

(a)	our Annual Report for the year ended December 31, 2023 on Form 10-K filed on April 1, 2024;

(b)	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024;

(c)	our Current Reports on Form 8-K filed on April 5, 2024, April 26, 2024, and May 3, 2024; and

(d)	the description of the common stock, $0.001 par value per share, contained in our registration statement on Form 8-A filed with the Commission on September 28, 2020 pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

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All documents filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the initial filing date of this reoffer prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this reoffer prospectus shall be deemed to be incorporated by reference into this reoffer prospectus. These documents that we file later with the SEC and that are incorporated by reference in this reoffer prospectus will automatically update information contained in this reoffer prospectus or that was previously incorporated by reference into this reoffer prospectus. You will be deemed to have notice of all information incorporated by reference in this reoffer prospectus as if that information was included in this reoffer prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov; you can also find our filings on our company website: https://safetyshotofficial.com /.

This reoffer prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act. This reoffer prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

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SAFETY SHOT, INC.

UP TO 2,433,054 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

July 2, 2024

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this reoffer prospectus with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

(a)	our Annual Report for the year ended December 31, 2023 on Form 10-K filed on April 1, 2024;

(b)	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024;

(c)	our Current Reports on Form 8-K filed on April 5, 2024, April 26, 2024, and May 3, 2024; and

(d)	the description of the common stock, $0.001 par value per share, contained in our registration statement on Form 8-A filed with the Commission on September 28, 2020 pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

All documents filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the initial filing date of this reoffer prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this reoffer prospectus shall be deemed to be incorporated by reference into this reoffer prospectus. These documents that we file later with the SEC and that are incorporated by reference in this reoffer prospectus will automatically update information contained in this reoffer prospectus or that was previously incorporated by reference into this reoffer prospectus. You will be deemed to have notice of all information incorporated by reference in this reoffer prospectus as if that information was included in this reoffer prospectus.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Safety Shot, Inc. is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchase or redemptions or (4) for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall has been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

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Our bylaws, subject to the provisions of the DGCL, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

As permitted by the DGCL, the registrant has entered into separate indemnification agreements with each of the registrant’s directors and certain of the registrant’s officers which require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees.

The registrant expects to obtain and maintain insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the DGCL.

These indemnification provisions and the indemnification agreements entered into between the registrant and the registrant’s officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

The underwriting agreement between the registrant, the selling stockholders and the underwriters to be filed as Exhibit 1.1 to this registration statement provides for the indemnification by the underwriters of the registrant’s directors and officers and certain controlling persons against specified liabilities, including liabilities under the Securities Act with respect to information provided by the underwriters specifically for inclusion in the registration statement.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder) as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

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Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
4.1*	2022 Equity Incentive Plan

4.2*	2021 Equity Incentive Plan

4.3	2020 Equity Incentive Plan, incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement filed with the SEC on June 17, 2020.

5.1*	Opinion of Sichenzia Ross Ference Carmel LLP

10.1

Independent Director’s Contract between the Company and Dr. Hector Alila, dated February 25, 2019, incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement filed with the SEC on July 14, 2020.

10.2	Employment Agreement with Dr. Glynn Wilson, dated October 15, 2019, incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement filed with the SEC on July 14, 2020.

10.3	Omnibus Agreement dated March 1, 2024, incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with SEC on March 1, 2024

10.4	Independent Director’s Contract between the Company and Christopher Melton, dated July 29, 2019, incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement filed with the SEC on July 14, 2020.

23.1*	Consent of Centurion M&K CPAS, PLLC

23.3*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Form S-8).

107*	Fee Table

* Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that it will:

(1) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, on July 2, 2024.

SAFETY SHOT, INC.

By:	/s/ Jarrett Boon
Jarrett Boon
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jarrett Boon as his/hers true and lawful attorneys-in-fact and agents, with full power of substitution, for him/her in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or her substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ Jarrett Boon	Director and Chief Executive Officer (principal executive officer)	July 2, 2024
Jarrett Boon

/s/ Danielle De Rosa	Chief Financial Officer (principal financial and accounting officer)	July 2, 2024
Danielle De Rosa

/s/ John Gulyas	Chairman and Chief Science Officer	July 2, 2024
John Gulyas

/s/ Christopher Marc Melton	Director	July 2, 2024
Christopher Marc Melton

/s/ Jordan Schur	Director	July 2, 2024
Jordan Schur

/s/ Richard Pascucci	Director	July 2, 2024
Richard Pascucci

/s/ David Long	Director	July 2, 2024
David Long

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